Exhibit 10.4

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement”) sets out the complete agreement and understanding between TRIMERIS, INC. (the “Company”) and M. NIXON ELLIS (the “Executive”) regarding the termination of Executive’s employment with the Company.

I. Release and Waiver. For and in consideration of the Severance Benefits under that certain Separation and Severance Agreement dated as of the 31st day of March, 2000 between the Company and Executive (the “Severance Agreement”), which are itemized on Exhibit A attached hereto and incorporated herein by reference, and which shall begin no sooner than the eighth day following execution of this document, Executive hereby releases, waives and forever discharges the Company, its parent, affiliates and subsidiaries, and all of its benefit plans, plan administrators, trustees, agents, subsidiaries, affiliates, employees, officers, shareholders, successors and assigns (hereafter “the Releasees”) from any and all liability, actions, charges, causes of action, demands, damages, attorneys fees or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of or in any way connected with Executive’s employment, or the termination of employment, with the Company. These include, but are not limited to, any claim (including related attorneys’ fees and costs) under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker’s Adjustment and Retraining Notification Act, the Equal Pay Act, the Post Civil War Civil Rights Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the North Carolina Wage and Hour Act, the North Carolina Hazardous Chemicals Right to Know Act, the North Carolina Retaliatory Employment Discrimination Act, all as amended, or any other federal, state or local law or ordinance, and any claim for benefits or other claims under the Employee Retirement Income Security Act of 1974, as amended (except as expressly provided below). This waiver, release and discharge also includes without limitation, any wrongful or unlawful discharge claims, discipline or retaliation claims, any claims relating to any contract of employment, whether express or implied, any claims related to promotions or demotions, any claims for or relating to relocation, compensation including commissions, short term or long term incentives, the Company’s Executive benefit plans and the management thereof (except as expressly provided below), any claims for defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, any claims based on stress to the extent permitted by law, any claims for breach of any covenant of good faith and fair dealing, and any other claims relating to the Executive’s employment with the Company and termination thereof. This Settlement Agreement does not apply to any claims or rights that may arise under the Age Discrimination in Employment Act after the date that this Settlement Agreement is signed.

Executive expressly waives all claims, including those which he/she does not know or suspect to exist in his/her favor as of the date of this Settlement Agreement. As used in this Settlement Agreement, the parties understand the word “claims” to include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Releasees arising from Executive’s employment with the Company, the termination thereof or any other conduct by the Releasees occurring on or prior to the date Executive signs this Settlement Agreement. All such claims are forever barred by this Settlement Agreement whether they arise in contract or tort or under a statute or any other law.

Executive also understands and agrees that this release extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision providing that, in substance, a general release does not extend to claims which a creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him must have materially affected his/her settlement with a debtor. It is expressly understood and agreed by the parties that this Settlement Agreement is in full accord, satisfaction and discharge of any and all doubtful and/or disputed claims by Executive against the Releasees, and that this Settlement Agreement has been signed with the express intent of extinguishing all claims, obligations, actions or causes of action as herein described.

The Executive’s waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or the Company’s 401(k) Plan, shall not be construed as a waiver of the Executive’s right to receive his/her vested benefits under such plan, if any, in accordance with the terms and provisions of such plan, or as a waiver of the Executive’s right to reimbursement for covered expenses under and in accordance with the terms and provisions of the Company’s health or dental insurance plans, to the extent such covered expenses were incurred during a period in which the Executive was eligible to participate and in fact was participating in such plans.

II. Voluntary Agreement and Other Acknowledgments. Executive acknowledges that:

I have read this Settlement Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Settlement Agreement of my own free will.

The severance benefits under the Severance Agreement are in addition to and in excess of benefits to which I am otherwise entitled.

I have had the opportunity to seek, and the Company has expressly advised me to seek, legal counsel prior to signing this Settlement Agreement.

I have been given at least 21 days from the date I received this form to consider the severance benefits being offered to me and the terms of this Settlement Agreement.

I understand that in signing this Settlement Agreement, I am releasing the Releasees from any and all claims I may have against them (except as expressly provided herein), including but not limited to claims under the Age Discrimination in Employment Act.

III. Revocation of Settlement Agreement. I understand that I can change my mind and revoke my signature on this Settlement Agreement within seven days after signing it by hand delivering notice of such revocation to the Chairman of the Compensation Committee of the Company. I understand that if I revoke this Settlement Agreement, I will not be entitled to any severance benefits under the Severance Agreement. I understand that, unless properly revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Settlement Agreement.

IV. Complete Agreement. I acknowledge that no representation, promise or inducement has been made other than as set forth in this Settlement Agreement, and that I do not enter into this Settlement Agreement in reliance upon any representation, promise or inducement not set forth herein. This Settlement Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of agreement between the Executive and the Company with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect, except that Executive specifically acknowledges that this Agreement does not supercede the executory provisions of the Executive Employment Agreement dated March 31, 2000( the “Employment Agreement”) or his continuing obligations under the Employment Agreement, and he remains bound by those continuing obligations, including paragraphs 6, 7, 11 and 12 of the Employment Agreement, which are incorporated herein by reference.

V. Governing Law. This Settlement Agreement shall be governed by the Employee Retirement Income Security Act and, where applicable, the law of the State of North Carolina.

VI. Severability. In the event any provision of this Settlement Agreement shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Settlement Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. If Executive’s release and waiver pursuant to Section I of this Settlement Agreement is found to be unenforceable, however, Executive agrees that he/she will either sign a valid release and waiver of claims in favor of the Company and the Releasees or promptly return the severance benefits received by Executive.

VII. Binding Effect. This Settlement Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

VIII. No Admissions. This Settlement Agreement is not intended as, and shall not be construed, as an admission that the Company and Releasees or any of them have violated any federal, state or local law, ordinance or regulation, breached any contract, or committed any wrong whatsoever against Executive.

AGREED AND UNDERSTOOD:

EXECUTIVE:

/s/ M. Nixon Ellis	July 1, 2004
Name: M. Nixon Ellis	Date